SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

Item 9.01      Financial Statements And Exhibits.

Exhibit 10.1 Employment Continuation Agreement Between The Company And Laurence M. Downes

Exhibit 10.2  Schedule Of Employment Continuation Agreements

Signatures

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On February 20, 2007, New Jersey Resources Corporation (the “Company”) entered into agreements (“Employment Continuation Agreements”) with each of Laurence M. Downes, President and Chief Executive Officer of the Company , Mariellen Dugan, Vice President and General Counsel of the Company, Kathleen T. Ellis, the Company’s Vice President, Corporate Affairs, Glenn C. Lockwood, Senior Vice President and Chief Financial Officer of the Company and Joseph P. Shields, Senior Vice President, Energy Services of New Jersey Natural Gas Company, a subsidiary of the Company (collectively, the “Executives”) which, in the case of Mr. Downes, Ms. Ellis, Mr. Lockwood and Mr. Shields, replaced existing employment continuation agreements with the Company. The Employment Continuation Agreements provide each Executive certain rights in the event that his or her employment with the Company is terminated within two years following the occurrence of a Change of Control (as defined below) (i) by the Company without “Cause” (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a significant adverse effect on the business of the Company or repeated material willful violations of the Executive’s duties which have continued after written notice thereof by the Company and which result in material damage to the Company’s business or reputation) or (ii) by the Executive for “Good Reason” (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in the executive’s position or responsibilities or a reduction of the executive’s compensation). Subject to the limitation described below in the next paragraph, upon either such termination of employment, the Executive, in the case of Mr. Downes, will receive three times the sum or, in the case of the other Executives, two times the sum, of (x) his or her then annual base salary and (y) the average of his or her annual bonuses paid or payable with respect to the last three calendar years ended prior to the Change of Control. The Employment Continuation Agreements further provide that, if any such Executive is subject to the so-called “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall make an additional payment to the Executive in an amount sufficient to place the Executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of the Employment Continuation Agreements, a “Change of Control” generally means (i) the acquisition by any person or group of beneficial ownership of securities representing 35 percent or more of the combined voting power of the Company’s securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the “Incumbent Directors”) and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Company’s Board of Directors (the “Board”) or (iii) the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation of the Company as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the Employment Continuation Agreements) of the acquiring or surviving corporation.

As a condition to the right of the Executive to receive payments under the Employment Continuation Agreements, the Executive must enter into a binding agreement with the Company agreeing that, without the written consent of the Board, the Executive will not for a period of two years, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business in which he or she has been directly engaged on behalf of the Company or any affiliate, or has supervised as an Executive thereof, during the last two years prior to such termination, or which was engaged in or planned by the Company or an affiliate at the time of such termination, in the geographic area of New York, New Jersey, Pennsylvania, or Delaware and in which such business was conducted or planned to be conducted; (ii) induce any customers of the Company or any of its affiliates with whom the Executive has had contacts or relationships, directly or indirectly, during and within the scope of his or her employment with the Company or any of its affiliates, to curtail or cancel their business with the Company or any such affiliate; (iii) induce, or attempt to influence, any employee of the Company or any of its affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any affiliate; provided, however, that activities engaged in by or on behalf of the Company are not restricted by this covenant.

A copy of the Employment Continuation Agreement of Laurence M. Downes is attached hereto as Exhibit 10.1 and a schedule of the Employment Continuation Agreements between the Company and each Executive (each of which is identical with the exception of the termination benefits described above) is attached hereto as Exhibit 10.2. The foregoing description of the agreements is qualified in its entirety by reference to the attached copy of the Employment Continuation Agreement.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	Employment Continuation Agreement between the Company and Laurence M. Downes dated as of February 20, 2007

10.2	Schedule of Employment Continuation Agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: February 26, 2007	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer